UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2013

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) The Board of Directors of Potlatch Corporation has approved an amended and restated Potlatch Corporation Severance Program for Executive Employees which is a plan in which the Company’s executive officers participate. The following amendments, which are effective September 5, 2013, will only affect executive officers’ compensation under change of control conditions:

1. The amendments eliminated excise tax gross up provisions and implemented a modified scale-back approach. Individuals will be eligible to receive either full or reduced amount of payments and benefits, depending on which approach yields the better after-tax result.

2. In addition to elimination of the excise tax gross-ups, the amendments modified the terms and conditions of performance share awards in the event of a change of control:

a. As to outstanding performance share awards, the performance period will be deemed concluded on the effective date of the change of control and performance shares equal to the target performance awards measured at the date of the change of control will vest, along with dividend equivalents.

b. As to future performance share awards, the performance period shall be deemed concluded on the effective date of the change of control and an amount equal to the target performance share award as of the effective date of the change of control together with accrued dividend equivalents will be converted to an award of restricted stock payable within 60 days following the earliest to occur of (i) January 1 of the calendar year immediately following the expiration of the performance period originally applicable to such shares and (ii) involuntary termination of an employee’s employment without cause or voluntary termination of an employee’s employment for good reason (defined to include, in connection with a change of control, diminution in job function, reduction in compensation, reduction in benefits or relocation to an office more than 50 miles away).

3. The amendments also modified the terms and conditions of restricted stock unit awards in the event of a change of control to provide that such awards will vest and be payable following the earliest to occur of (i) expiration of the vesting period originally applicable to such restricted stock units and (ii) involuntary termination of an employee’s employment without cause or voluntary termination of an employee’s employment for good reason.

4. The amendments eliminated language reducing cash severance benefits for employees who are within 30 months of normal retirement in the event of a change of control.

A copy of the amended and restated Potlatch Corporation Severance Program for Executive Employees is attached hereto as Exhibit 10.1 and a copy of the First Amendment to Potlatch Corporation 2005 Stock Incentive Plan, which amends the Plan to eliminate the excise tax gross up provisions is attached hereto as Exhibit 10.1, to which reference is made for a full statement of the terms and provisions of the changes to the executive severance program.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following items are filed with this report.

10.1	Potlatch Corporation Severance Program for Executive Employees

10.2	First Amendment to Potlatch Corporate 2005 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2013

POTLATCH CORPORATION

By	/s/ Lorrie D. Scott
Its:	Vice President, General Counsel
and Corporate Secretary